Exhibit 99.3

Grant Date: January 31, 2011

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING

SECURITIES THAT HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933

Dear Optionee:

The Management Development and Compensation Committee (the “Committee”) of Lockheed Martin Corporation’s Board of Directors has awarded to you options to purchase shares of Lockheed Martin Common Stock (“Stock”) under the Lockheed Martin Corporation Amended and Restated 2003 Incentive Performance Award Plan, as amended effective January 1, 2009 (the “Plan”) and any rules and procedures adopted by the Committee.

This letter constitutes the Award Agreement for your Options and sets forth some of the terms and conditions of your Award under the Plan, as determined by the Committee. Additional terms and conditions are contained in the Plan and in the Prospectus relating to the Plan of which the Plan document and this Award Agreement are a part. In the event of a conflict between this letter and the Plan, the Plan document will control. The Prospectus is available at http://www.benefitaccess.com.

The term “Options” as used in this Award Agreement refers only to the nonqualified stock options awarded to you under this Award Agreement. References to the “Corporation” include Lockheed Martin Corporation and its Subsidiaries.

Your Award is not effective or enforceable until you properly acknowledge your acceptance of the Award by completing the electronic receipt or returning an executed copy of this Award Agreement to the Vice President of Total Rewards and Performance Management as instructed below as soon as possible but in no event later than May 31, 2011. Assuming prompt and proper acknowledgement of your acceptance of this Award Agreement, this Award will be effective as of the Award Date. Acceptance of this Award Agreement constitutes your consent to any action taken under the Plan consistent with its terms with respect to this Award and your agreement to be bound by the restrictions contained in Exhibit A (“Post-Employment Conduct Agreement”).

If you do not acknowledge your acceptance of this Award Agreement on or before May 31, 2011, this Award will be forfeited.

EXERCISE PRICE

The exercise price of the Options granted hereunder is $[    ] per Option. Under certain circumstances set forth in the Plan and this Award Agreement, this exercise price may be subject to adjustment.

Grant Date: January 31, 2011

The Committee presently allows the exercise price of an Option to be paid in cash, by the tender of Stock or through a combination of Stock and cash. No fractional shares of Stock may be tendered in payment, nor will fractional shares be issued. The Committee retains the discretion, at any time, to limit the method of payment to cash. If you elect to pay with Stock, you must have owned the shares tendered for at least six months. If Stock is tendered, it will be valued at its Fair Market Value on the date of tender.

VESTING, EXPIRATION, AND FORFEITURE

General Rule - An Option is subject to forfeiture and may not be exercised until it has vested. In addition, an Option may not be exercised after its expiration or forfeiture. Subject to certain special rules discussed below, you must remain in the employ of the Corporation until the applicable date of vesting. The vesting schedule for your Options is as follows:

First Vesting Date: January 31, 2012 – One-Third

Second Vesting Date: January 31, 2013 – One-Third

Third Vesting Date: January 31, 2014 – One-Third

If the number of Options granted cannot be evenly divided by three into whole shares, the fractional shares will vest on the Third Vesting Date. If you are not continuously employed by the Corporation from the Grant Date until the date on which an Option vests, that Option is forfeited.

Vested Options, except as otherwise provided in this letter, or in the Plan, or as may be restricted by law, may be exercised for a period ending on January 29, 2021. Options not exercised by that date will be forfeited.

You should make every effort to keep the Vice President of Total Rewards and Performance Management informed of your current address so that we may communicate with you about your Options and their current status. The Corporation cannot exercise the Options for you, and so you must pay close attention to their terms and any impending expiration.

SPECIAL RULES AS TO VESTING, FORFEITURE AND EXPIRATION

Retirement or Layoff - If you retire or are laid off prior to the Third Vesting Date, you will forfeit any Options that have not vested on or prior to the effective day of your retirement or layoff in accordance with the general rule set forth above under the title “Vesting, Expiration and Forfeiture,” requiring continuous employment. Your vested Options will be exercisable until January 29, 2021 at which time any unexercised Options will expire and may no longer be exercised.

For purposes of this provision, the term “retirement” means retirement from service under the terms of the Corporation’s defined benefit pension plan in which you are a participant or, if you do not participate in one of the Corporation’s defined benefit pension plans, termination following attainment of (i) age 55 and five years of service, or (ii) age 65.

Grant Date: January 31, 2011

Death or Disability - Your Options will immediately vest and no longer be subject to the continuing employment requirement if:

(i)	you die while still employed by the Corporation; or

(ii)	you terminate employment as a result of becoming totally disabled as evidenced by commencement of benefits under the Corporation’s long-term disability plan in which you are enrolled (or, if you are not a participant of the Corporation’s long-term disability plan, when you would have been eligible for benefits using the standards set forth in that plan).

Your vested Options will expire at the end of their remaining term on January 29, 2021, at which time any unexercised Options will expire and may no longer be exercised. In the event that you die and have not properly acknowledged acceptance of the Award prior to your death (or May 31, 2011, whichever is earlier), you will forfeit all of your Options granted hereunder.

Resignation or Termination for Cause - If you resign or your employment otherwise terminates, whether voluntarily or by action of the Corporation, and in the latter case whether with or without “cause,” unvested Options will be forfeited upon your termination. Vested Options will expire at the end of their remaining term or 30 calendar days following your resignation or termination, whichever is shorter.

Divestiture - If the Corporation divests (as defined below) all or substantially all of a business operation of the Corporation and such divestiture results in the termination of your employment with the Corporation or its subsidiaries and transfer of such employment to the other party to the divestiture, the special rules in this paragraph will apply. Following a divestiture, you will continue to vest in your unvested Options as though you had remained in the employ of the Corporation. Your vested Options will be exercisable until a revised expiration date which is the first to occur of (i) the fifth anniversary of the effective date of the divestiture; or (ii) the original expiration date (“Revised Expiration Date”). If you die following divestiture but prior to the Revised Expiration Date, all unvested Options will immediately vest as of the date of death and be exercisable by your beneficiary until the Revised Expiration Date. For the purposes of this provision, the term “divestiture” shall mean a transaction which results in the transfer of control of the business operation divested to any person, corporation, association, partnership, joint venture or other business entity of which less than 50% of the voting stock or other equity interests (in the case of entities other than corporations) is owned or controlled directly or indirectly, by the Corporation, one or more of the Corporation’s subsidiaries or by a combination thereof.

Change in Control - In the event of a change in control of the Corporation, as defined in Section 7 of the Plan, the vesting date of all outstanding Options shall be accelerated so as to cause all outstanding Options to become immediately exercisable. Following a change in control, your vested Options will be exercisable until January 29, 2021 at which time any unexercised Options will expire and may no longer be exercised.

Award Date: January 31, 2011

LIMITATIONS ON EXERCISE

Notwithstanding any other provision herein, no Option may be exercised less than six months nor more than ten years after the date of grant. Further, from time to time, your ability to exercise Options which otherwise would be exercisable may be restricted, if in the opinion of counsel for the Corporation, this is necessary or advisable in order to ensure compliance with applicable federal or state law, rules or regulations.

ASSIGNMENT, TRANSFERABILITY, AND BENEFICIARIES

Options may not be pledged, assigned or transferred except that Options may be transferred by will or by the laws of descent and distribution or you may provide that, upon your death, the Options are to be transferred to a beneficiary or beneficiaries that you designate. To designate a beneficiary or beneficiaries, please complete the Beneficiary Designation located at http://www.benefitaccess.com and return an original executed copy to the Vice President of Total Rewards and Performance Management (Mail Point 123).

During your lifetime, only you may exercise your Options. In the event of your death or disability, your Options may be exercised by a properly designated beneficiary or beneficiaries or your guardian or authorized representative, as applicable. If at your death, a completed beneficiary designation form is not on file at the office of the Vice President of Total Rewards and Performance Management (or if your beneficiary predeceases you), your Options may be exercised by your estate.

TAX WITHHOLDING

When you exercise an Option, the Corporation will withhold applicable taxes as required by law. The Committee presently allows you to pay the withholding tax in cash, by tendering Stock or through a combination of Stock and cash. No fractional shares of Stock may be tendered in payment. The Committee retains the discretion to, at any time, limit the method of payment to cash. Unlike payment of the exercise price of the Options, if you elect to pay withholding taxes with Stock, you need not have owned the shares tendered for at least six months. Payment must be made at the time of exercise. To the extent that cash is not tendered, the Corporation will retain from the shares of Stock that you would otherwise receive upon exercise of the Option that number of shares sufficient to satisfy the withholding obligation. If Stock is tendered or is deemed to have been tendered, it will be valued at its Fair Market Value.

Withholding will be at the minimum rate prescribed by law. Therefore, you may owe taxes relating to the exercise in addition to the amount withheld by the Corporation. If you desire, you may request that tax be withheld at greater than the minimum rate.

Grant Date: January 31, 2011

AMENDMENT AND TERMINATION OF THE PLAN OR AWARDS

As provided in Section 9 of the Plan, subject to certain limitations contained within Section 9, the Board of Directors may at any time amend, suspend or discontinue the Plan and the Committee may at any time alter or amend this Award Agreement. Notwithstanding Section 9 of the Plan, no such amendment, suspension or discontinuance of the Plan or alteration or amendment of Award Agreements will, except with your express written consent, adversely affect your rights under this Award Agreement. This Award Agreement shall not be amended or interpreted in a manner that is reasonably believed to result in the imposition of tax under Code section 409A.

ACCEPTANCE OF AWARD

No Award is enforceable until you properly acknowledge your acceptance by completing the electronic receipt or returning an executed copy of this Award Agreement to the Vice President of Total Rewards and Performance Management as soon as possible but in no event later than May 31, 2011. Acceptance of this Award Agreement must be made only by you personally or by a person acting pursuant to a power of attorney in the event of your inability to acknowledge your acceptance due to your disability or deployment in the Armed Forces (and not by your estate, your spouse or any other person) and constitutes your consent to any action taken under the Plan consistent with its terms with respect to this Award. The Committee has authorized electronic means for the delivery and acceptance of this Award Agreement. If you desire to accept this Award, you must acknowledge your acceptance and receipt of this Award Agreement, either electronically or by signing and returning a copy of this letter on or before May 31, 2011 as follows:

•	Electronic Acceptance: Go to http://www.benefitaccess.com

•	By Mail: Mr. David Filomeo, Vice President of Total Rewards and Performance Management, Lockheed Martin Corporation, Mail Point 123, 6801 Rockledge Drive, Bethesda MD 20817

Grant Date: January 31, 2011

Assuming prompt and proper acknowledgment of this Award Agreement as described, this Award will be effective as of the Award Date.

If you do not personally acknowledge acceptance of your award by executing this Award Agreement on or before May 31, 2011, it will not be effective, you will not be able to exercise the Options and you will forfeit the Options granted hereunder.

By accepting this Award Agreement electronically, you consent to electronic delivery of the Prospectus applicable to this Award from this internet site (http://www.benefitaccess.com). This consent can only be withdrawn by written notice to the Vice President of Total Rewards and Performance Management at the address noted above.

POST-EMPLOYMENT COVENANTS

By accepting this Agreement through the procedure described above, you agree to the terms of the Post-Employment Covenants contained in Exhibit A to this Agreement.

MISCELLANEOUS

For the purpose of calculating the expiration date of the Options, all Options will be deemed to expire on January 29, 2021 at the close of trading in Lockheed Martin Corporation common stock on the New York Stock Exchange (or, if the security is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as shall be selected by the Committee).

If you are on leave of absence, for the purposes of the Plan, you will be considered to still be in the employ of the Corporation unless otherwise provided in an agreement between you and the Corporation.

Nothing contained in this Award Agreement shall confer upon you any right of continued employment by the Corporation or guarantee that any future awards will be made to you under the Plan. In addition, nothing in this Award Agreement limits in any way the right of the Corporation to terminate your employment at any time. The value of the Options awarded to you will not be taken into account for other benefits offered by the Corporation, including but not limited to pension benefits.

Transactions involving Options or Stock exchanged for Options delivered under this Award Agreement are subject to the securities laws and CPS 722. Among other things, CPS 722 prohibits employees of the Corporation from engaging in transactions that violate securities laws or involve hedging or pledging stock. Insiders are subject to additional restrictions. The Corporation recommends that Insiders consult with the Senior Vice President, General Counsel and Corporate Secretary or her staff before entering into any transactions involving Stock or Options.

Grant Date: January 31, 2011

You have no rights as a stockholder to any securities covered by this Award Agreement until the date on which you become the holder of record of such securities. Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the Plan. In the event of a conflict between this Award Agreement and the Plan, the Plan document will control.

Sincerely,

David Filomeo
(On behalf of the Management Development and Compensation Committee)

(For written acceptance, please complete, sign and return by mail.)

Acknowledged by:

Signature	Date

Print Name	Employee ID

Grant Date: January 31, 2011

Exhibit A

Post Employment Conduct Agreement

(Stock Option Grant)

This Post Employment Conduct Agreement (this “PECA”) attached as Exhibit A to the Award Agreement with a Grant Date of January 31, 2011 (the “Award Agreement”) is entered into in consideration of, among other things, the grant of stock options to me under the Award Agreement (the “Options”) pursuant to the Lockheed Martin Corporation Amended and Restated 2003 Incentive Performance Award Plan, as amended effective January 1, 2009 (the “Plan”). By accepting the Options, I agree as follows:

1. Restrictions Following Termination of Employment.

[(a) Covenant Not To Compete - Without the express written consent of the [Management Development and Compensation Committee of the Board of Directors of the Corporation — for the CEO][or][Chief Executive Officer – for other executive officers], during the two-year period following the date of my termination of employment (the “Termination Date”) with Lockheed Martin Corporation (the “Corporation”), I will not, directly or indirectly, be employed by, provide services to, or advise a “Restricted Company” (as defined in Section 6 below), whether as an employee, advisor, director, officer, partner or consultant, or in any other position, function or role that, in any such case,

(i)	oversees, controls or affects the design, operation, research, manufacture, marketing, sale or distribution of “Competitive Products or Services” (as defined in Section 6 below) of or by the Restricted Company, or

(ii)	would involve a substantial risk that the “Confidential or Proprietary Information” (as defined in Section 1(c) below) of the Corporation (including but not limited to technical information or intellectual property, strategic plans, information relating to pricing offered to the Corporation by vendors or suppliers or to prices charged or pricing contemplated to be charged by the Corporation, information relating to employee performance, promotions or identification for promotion, or information relating to the Corporation’s cost base) could be used to the disadvantage of the Corporation.

(b) Non-Solicit - Without the express written consent of the [Management Development and Compensation Committee of the Board of Directors of the Corporation — for the CEO][or][Chief Executive Officer – for other executive officers], during the two-year period following the Termination Date, I will not (i) interfere with any contractual relationship between the Corporation and any customer, supplier, distributor or manufacturer of or to the Corporation to the detriment of the Corporation or (ii) induce or attempt to induce any person who is an employee of the Corporation to perform work or services for any entity other than the Corporation.

Grant Date: January 31, 2011

(c) Protection of Proprietary Information - Except to the extent required by law, following my Termination Date, I will have a continuing obligation to comply with the terms of any non-disclosure or similar agreements that I signed while employed by the Corporation committing to hold confidential the “Confidential or Proprietary Information” (as defined below) of the Corporation or any of its affiliates, subsidiaries, related companies, joint ventures, partnerships, customers, suppliers, partners, contractors or agents, in each case in accordance with the terms of such agreements. I will not use or disclose or allow the use or disclosure by others to any person or entity of Confidential or Proprietary Information of the Corporation or others to which I had access or that I was responsible for creating or overseeing during my employment with the Corporation. In the event I become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or otherwise) to disclose any proprietary or confidential information, I will immediately notify the Corporation’s Senior Vice President, General Counsel and Corporate Secretary as to the existence of the obligation and will cooperate with any reasonable request by the Corporation for assistance in seeking to protect the information. All materials to which I have had access, or which were furnished or otherwise made available to me in connection with my employment with the Corporation shall be and remain the property of the Corporation. For purposes of this PECA, “Confidential or Proprietary Information” means Proprietary Information within the meaning of CPS 710 (a copy of which has been made available to me), including but not limited to information that a person or entity desires to protect from unauthorized disclosure to third parties that can provide the person or entity with a business, technological, or economic advantage over its competitors, or which, if known or used by third parties or if used by the person’s or entity’s employees or agents in an unauthorized manner, might be detrimental to the person’s or entity’s interests. Confidential or Proprietary Information may include, but is not limited to:

(i)	existing and contemplated business, marketing and financial business information such as business plans and methods, marketing information, cost estimates, forecasts, financial data, cost or pricing data, bid and proposal information, customer identification, sources of supply, contemplated product lines, proposed business alliances, and information about customers or competitors, or

(ii)	existing or contemplated technical information and documentation pertaining to technology, know how, equipment, machines, devices and systems, computer hardware and software, compositions, formulas, products, processes, methods, designs, specifications, mask works, testing or evaluation procedures, manufacturing processes, or production processes.][or]

Grant Date: January 31, 2011

[In lieu of paragraphs 1 (a) and (c) above, the form for any executive officer who is a California resident, includes the following, as an alternative:]

1.	Protective Covenants

(a) Protection of Proprietary Information, including Trade Secrets and Confidential Information – Except to the extent required by law, following my Termination Date, and in conformance with the provisions of the California Uniform Trade Secrets Act (Cal. Civil Code § 3426, et seq.) and the California Unfair Competition Law (Cal. Business and Professional Code § 17220 et seq.), I will have a continuing obligation to comply with the terms of any non-disclosure or similar agreements that I signed while employed by the Corporation committing to hold confidential the “Confidential or Proprietary Information” (as defined below) of the Corporation or any of its affiliates, subsidiaries, related companies, joint ventures, partnerships, customers, suppliers, partners, contractors or agents, in each case in accordance with the terms of such agreements. I will not use or disclose or allow the use or disclosure by others to any person or entity, for the purpose or effect of competing unfairly with the Corporation, of Confidential or Proprietary Information of the Corporation or others to which I had access or that I was responsible for creating or overseeing during my employment with the Corporation. In the event I become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or otherwise) to disclose any proprietary or confidential information, I will immediately notify the Corporation’s Senior Vice President, General Counsel and Corporate Secretary as to the existence of the obligation and will cooperate with any reasonable request by the Corporation for assistance in seeking to protect the information. All materials to which I have had access, or which were furnished or otherwise made available to me in connection with my employment with the Corporation shall be and remain the property of the Corporation. For purposes of this PECA, “Confidential or Proprietary Information” means Proprietary Information within the meaning of CPS 710 (a copy of which has been made available to me), including but not limited to information that a person or entity desires to protect from unauthorized disclosure to third parties that can provide the person or entity with a business, technological, or economic advantage over its competitors, or which, if known or used by third parties or if used by the person’s or entity’s employees or agents in an unauthorized manner, might be detrimental to the person’s or entity’s interests. Confidential or Proprietary Information may include, but is not limited to:

(i)	existing and contemplated business, marketing and financial business information such as business plans and methods, marketing information, cost estimates, forecasts, financial data, cost or pricing data, bid and proposal information, customer identification, sources of supply, contemplated product lines, proposed business alliances, and information about customers or competitors, or

(ii)	existing or contemplated technical information and documentation pertaining to technology, know how, equipment, machines, devices and systems, computer hardware and software, compositions, formulas, products, processes, methods, designs, specifications, mask works, testing or evaluation procedures, manufacturing processes, or production processes, or

(iii)	any information protected by the California Uniform Trade Secrets Act (Cal. Civil Code § 3426, et seq.).][or]

[In lieu of paragraphs 1 (a) through (c) above, the form for any executive officer who serves as legal counsel to the Corporation, includes the following, as an alternative, consistent with rules of professional responsibility and:]

[(a) Post-employment Activity As a Lawyer – I acknowledge that as counsel to Lockheed Martin Corporation (the “Corporation”), I owe ethical and fiduciary obligations to the Corporation and that at least some of these obligations will continue even after the date of my termination of employment with the Corporation (“Termination Date”). I agree that after my Termination Date I will comply fully with all applicable ethical and fiduciary obligations that I owe to the Corporation. To the extent permitted by applicable law, including but not limited to any applicable rules governing attorney conduct, I agree that I will not

(i)	Represent any client adversely to the Corporation;

(ii)	Reveal to any third party any information learned by me during the course of my employment with the Corporation except for information that is or becomes generally known;

(iii)	Encourage or solicit any present or future agents or employees of the Corporation to terminate their employment for the purpose of competing with the Corporation; or

(iv)	Whether as a lawyer or non-lawyer, accept a position (whether as agent, employer, part or sole owner or in any other capacity) with any person or entity whose interests are adverse to the Corporation’s interests if that adverse position is related in any way to my present or past work with the Corporation.]

(d) No disparagement - Following the Termination Date, I will not make any statements, whether verbal or written, that disparage or reasonably may be interpreted to disparage the Corporation or its stockholders, directors, officers, employees, agents, attorneys, representatives, technology, products or services with respect to any matter whatsoever.

Grant Date: January 31, 2011

(e) Cooperation in Litigation and Investigations - Following the Termination Date, I will, to the extent reasonably requested, cooperate with the Corporation in any pending or future litigation (including alternative dispute resolution proceedings) or investigations in which the Corporation or any of its subsidiaries or affiliates is a party or is required or requested to provide testimony and regarding which, as a result of my employment with the Corporation, I reasonably could be expected to have knowledge or information relevant to the litigation or investigation. Notwithstanding any other provision of this PECA, nothing in this PECA shall affect my obligation to cooperate with any governmental inquiry or investigation or to give truthful testimony in court.

2. Consideration and Acknowledgement. I acknowledge and agree that the benefits and compensation opportunities being made available to me under the Award Agreement are in addition to the benefits and compensation opportunities that otherwise are or would be available to me in connection with my employment by the Corporation and that the grant of the Options is expressly made contingent upon my agreements with the Corporation set forth in this PECA. I acknowledge that the scope and duration of the restrictions in Section 1 are necessary to be effective and are fair and reasonable in light of the value of the benefits and compensation opportunities being made available to me under the Award Agreement. I further acknowledge and agree that as a result of the high level executive and management positions I hold with the Corporation and the access to and extensive knowledge of the Corporation’s Confidential or Proprietary Information, employees, suppliers and customers, these restrictions are reasonably required for the protection of the Corporation’s legitimate business interests.

3. Remedies For Breach of Section 1; Additional Remedies of Clawback and Recoupment.

(a) If I become (or currently am) an Insider (as defined in the Plan) or receive a Long-Term Incentive Performance Award, I agree, [applicable for legal counsel][ to the extent permitted by applicable law, including but not limited to any applicable rules governing attorney conduct, that] upon demand by the Corporation, to forfeit, return or repay to the Corporation the “Benefits and Proceeds” (as defined below) in the event any of the following occur:

(i)	I breach any of the covenants or agreements in Section 1 [applicable for legal counsel][ (and in the case of 1(a), the breach occurs prior to the second anniversary of my Termination Date)];

(ii)	The Corporation determines that either (a) my intentional misconduct or gross negligence, or (b) my failure to report another person’s intentional misconduct or gross negligence of which I had knowledge during the period I was employed by the Corporation, contributed to the Corporation having to restate all or a portion of its financial statements filed for any period with the Securities and Exchange Commission;

Grant Date: January 31, 2011

(iii)	The Corporation determines that I engaged in fraud, bribery or any other illegal act or that my intentional misconduct or gross negligence (including the failure to report the acts of another person of which I had knowledge during the period I was employed by the Corporation) contributed to another person’s fraud, bribery or other illegal act, which in any such case adversely affected the Corporation’s financial position or reputation; or

(iv)	Under such other circumstances specified by final regulation issued by the Securities and Exchange Commission entitling the Corporation to recapture or clawback “Benefits and Proceeds” (as defined below).

(b) The remedy provided in Section 3(a) shall not be the exclusive remedy available to the Corporation for any of the conduct described in Section 3(a) and shall not limit the Corporation from seeking damages or injunctive relief.

(c) For purposes of this Section 3, “Benefits and Proceeds” means (i) to the extent I have exercised any of the Options and continue to own the shares of Common Stock of the Corporation issued or issuable upon exercise of the Options, the shares of Common Stock so acquired upon exercise; (ii) to the extent I have exercised any of the Options and no longer own the shares of Common Stock of the Corporation issued or issuable upon exercise of the Options, cash in an amount equal to the fair market value of such shares on the date of the event set forth in Section 3(a) (which, unless otherwise determined by the Management Development and Compensation Committee of the Board of Directors of the Corporation, shall be equal to the closing price of the shares of Common Stock as finally reported by the New York Stock Exchange on such date), and (iii) to the extent I have not exercised the Options fully, all of my remaining rights, title or interest in the Options.

4. Injunctive Relief. I acknowledge that the Corporation’s remedies at law may be inadequate to protect the Corporation against any actual or threatened breach of the provisions of Section 1 or the conduct described in Section 3(a), and, therefore, without prejudice to any other rights and remedies otherwise available to the Corporation at law or in equity (including but not limited to, an action under Section 3(a), the Corporation shall be entitled to the granting of injunctive relief in its favor and to specific performance without proof of actual damages and without the requirement of the posting of any bond or similar security.

5. Invalidity; Unenforceability. It is the desire and intent of the parties that the provisions of this PECA shall be enforced to the fullest extent permissible. Accordingly, if any particular provision of this PECA is adjudicated to be invalid or unenforceable, this PECA shall be deemed amended to delete the portion adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this provision in the particular jurisdiction in which such adjudication is made.

Grant Date: January 31, 2011

6. Definitions. Capitalized terms not defined in this PECA have the meaning given to them in the Plan, as applicable. [When applicable] [For purposes of this PECA, the following terms have the meanings given below:

(a) “Restricted Company” means The Boeing Company, General Dynamics Corporation, Northrop Grumman Corporation, the Raytheon Company, United Technologies Corporation, Honeywell International Inc., BAE Systems Inc., L-3 Communications Corporation, the Harris Corporation, Thales, EADS North America and (i) any entity directly or indirectly controlling, controlled by, or under common control with any of the foregoing, and (ii) any successor to all or part of the business of any of the foregoing as a result of a merger, reorganization, consolidation, spin-off, split-up, acquisition, divestiture, or similar transaction.

(b) “Competitive Products or Services” means products or services that compete with, or are an alternative or potential alternative to, products sold or services provided by a subsidiary, business area, division or operating unit or business of the Corporation as of the Termination Date and at any time within the two-year period ending on the Termination Date; provided, that, (i) if I had direct responsibility for the business of, or function with respect to, a subsidiary, or for a business area, division or operating unit or business of the Corporation at any time within the two-year period ending on the Termination Date, Competitive Products or Services includes the products so sold or the services so provided during that two-year period by the subsidiary, business area, division or operating unit of the Corporation for which I had responsibility, and (ii) if I did not have direct responsibility for the business of, or function with respect to, a subsidiary, or for a business area, division or operating unit or business of the Corporation at any time within the two-year period ending on the Termination Date, Competitive Products or Services includes the products so sold or the services so provided by a subsidiary, business area, division or operating unit of the Corporation for which I had access (or was required or permitted such access in the performance of my duties or responsibilities with the Corporation) to Confidential or Proprietary Information of the Corporation at any time during the two-year period ending on the Termination Date.]

7. Miscellaneous.

(a) The Plan, the Award Agreement and this PECA constitute the entire agreement governing the terms of the award of the Options to me.

(b) This PECA shall be governed by Maryland law, without regard to its provisions governing conflicts of law. [applicable for California residents] Any enforcement of, or challenge to, this Agreement may only be brought in the Circuit Court of Maryland or the United States District Court for the District of Maryland. Both parties consent to the proper jurisdiction and venue of the Circuit Court of Maryland and the United States District Court for the District of Maryland for the purpose of enforcing or challenging this Agreement.

(c) This PECA shall inure to the benefit of the Corporation’s successors and assigns and may be assigned by the Corporation without my consent.

(d) This PECA provides for certain obligations on my part following the Termination Date and shall not, by implication or otherwise, affect in any way my obligations to the Corporation during the term of my employment by the Corporation, whether pursuant to written agreements between the Corporation and me, the provisions of applicable Corporate policies that may be adopted from time to time or applicable law or regulation.

Grant Date: January 31, 2011

This PECA is effective as of the acceptance by me of the award of Options under the Award Agreement and is not contingent on the vesting of the Options.